Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors
Insight Enterprises, Inc.:

We consent to the incorporation by reference in the registration statement Nos. 333-238543 and 333-176021 on Form S-8 of our reports dated February 16, 2023, with respect to the consolidated financial statements of Insight Enterprises, Inc., and the effectiveness of internal control over financial reporting, which reports appear in the Form 10-K of Insight Enterprises, Inc. dated February 16, 2023.

/s/ KPMG LLP

Phoenix, Arizona
February 16, 2023